EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-41766) of Berkshire Hills Bancorp, Inc. of our report dated June 22, 2017 relating to the financial statements of the Berkshire Bank 401(k) Plan, which appears in this Form 11-K/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 21, 2018